Exhibit 10.53



                               EXHIBIT 8.9

                                AGREEMENT



           AGREEMENT made this 30th day of October, 1986, by and among SIMMONS

       U.S.A. CORPORATION, a corporation duly created, organized  and existing under and by virtue of the laws of Delaware, having  its office  and principal place of business at  6 Executive Park Drive, Atlanta, Georgia

       30329 (hereinafter designated as the "Licensor"), SIMMONS  UNIVERSAL

       CORPORATION, a corporation duly created, organized and  existing under and by virtue of the laws of Delaware, having its  office and principal place of business at 15 Columbus Circle, New York, New York 10023

       (hereinafter designated  as the "Licensee"), Simmons Juvenile Products

       Company Inc., and Hausted, Inc..


                                 W I T N E S S E T H:


           WHEREAS,  Licensor is  the owner  of  the trademarks  listed on  the attached Schedule, hereinafter designated as the "Trademarks," in the

       United States and its territories, hereinafter the "Licensed Territory",

       and the right to grant licenses to others for the use of said

       "Trademarks";


           WHEREAS, Licensee desires to obtain  the right to use the Trademarks in connection with certain products manufactured, distributed, or sold by it or its divisions or affiliates; and


           WHEREAS,  Licensor and Licensee desire to enter into an agreement whereby Licensor shall supply Licensee with pocketed coil innerspring assemblies for use  within  crib  mattresses  and  mattresses  for  its healthcare business.

           NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:


                                      DEFINITIONS


           1.(a)  "First  Licensed  Articles"  shall  mean  furniture primarily intended for the healthcare market including hospital beds, wheeled stretchers, crib mattresses for hospital  cribs, foam pads for pediatric beds, bassinets, stretchers and special care beds  with at least four inch diameter wheels, bedside cabinets, overbed tables, other furniture items for the healthcare market, and components thereof.  Specifically excluded are all other innerspring, foam, or other types of mattresses.


           1.(b)  "Second Licensed Articles" shall mean furniture and ancillary items  primarily intended for the juvenile market including cribs,

       chairs, strollers, desks, chests, dressing tables, mirrors, dressing kits, hutches, dressers, canopy kits, night stands, mattresses for the juvenile market (excluding  crib mattresses for hospital  cribs), fabric crib  accessories, safety bumpers,  other furniture and  ancillary items for the juvenile market, and components thereof.


           1.(c)  For the purposes of this Agreement, "mattresses for  the juvenile market" shall mean mattresses at least ten percent smaller in length and width than "twin" size mattresses historically marketed by

       Licensor in the  United States, and at least ten percent smaller in length and width than 185cm x 85cm for any such mattresses which may be exported outside the United States by Licensee.

                               GRANT OR LICENSE AND TERM

           2.(a) Licensor hereby grants to Licensee, subject to the terms and conditions of this Agreement, an exclusive, royalty-free license for the use, in the Licensed Territory, of the Trademarks listed in Group A of the Schedule attached hereto on or in connection with the First Licensed

       Articles except that the license shall be non-exclusive with respect to pads and to crib mattresses for hospital cribs.  Licensor further authorizes Licensee to use the term "Simmons Healthcare" as all or part of the name of any incorporated or unincorporated business entity it may control in connection with manufacturing, distributing, and/or selling the  First Licensed Articles.  The licenses to use the term  "Simmons

       Healthcare" and to use the mark  "SIMMONS"  shall not apply to the business presently operated by Licensee in Medina, Ohio under the name of Hausted, Inc., or Hausted, Inc.'s successors or assigns.  The license to use the trademark "SIMLOK" shall not apply to the business presently operated by Licensee in Charlotte, North Carolina, under the name of

       Simmons Healthcare, or Simmons Healthcare's successors or assigns.



           2.(b) Licensor hereby grants to Licensee, subject to the terms and conditions of this Agreement, an exclusive, royalty-free license for the use, in  the Licensed Territory, of the Trademarks listed in Group B of the Schedule attached hereto on or in connection with the Second

       Licensed Articles.  Licensor further authorizes Licensee to use the term "Simmons Juvenile Products" as all or part of the name of any incorporated or unincorporated business entity it may control in connection with manufacturing, distributing, and/or selling  the Second

       Licensed

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       Articles.  The exclusive license to use the trademarks BABY BEAUTYREST

       BACK CARE, BEAUTYREST, and MAXIPEDIC shall be limited to use in connection with mattresses for the juvenile market.


           2.(c) The licenses granted hereunder shall extend, respectively, for as long as Licensee, its successors, or assigns continue to make sufficient use of the Trademarks in connection with the First Licensed

       Articles  or the Second Licensed Articles, respectively, so as to at all time constitute legal use (i.e., true commercial use sufficient to avoid a finding of abandonment of said Trademarks by the U.S. Patent and

       Trademark Office within the class(es) of goods within which the Licensed

       Articles are classified or by  a court of competent  jurisdiction which finding is final and nonappealable or to avoid a finding of abandonment of said Trademarks within the class(es) of goods within which the

       Licensed Articles are classified by the U.S. Patent and Trademark

       Office).  Use of the Trademarks in connection with all of the First and

       Second Licensed Articles, respectively, shall not be a prerequisite for the continuation of the respective licenses.

                       MANUFACTURE AND DISTRIBUTION REQUIREMENTS

           3.(a)  The First Licensed Articles and Second Licensed Articles

       distributed or sold by Licensee under or in connection with the

       Trademarks shall be at least generally the same as the quality of its present  product line, the quality of which has been approved by

       Licensor.  Material changes to the First Licensed Articles and/or Second

       Licensed Articles which are likely to result in a substantial decrease in the quality thereof shall not be made without the prior written approval of the Licensor, which approval will not be withheld unless such decrease in quality is likely to materially impair the good will attached to the Trademarks or any other marks owned by Licensor.  Any such disapproval shall indicate the specific reasons therefor and shall be made in a reasonable time of Licensee's request for such approval.

       Such approval shall not be withheld for changes of quality which are at a level comparable to that maintained by Licensee's principal competitors in the markets in which they currently compete with Licensee.


           3.(b) All packaging and advertising of the First Licensed Articles and Second Licensed Articles in connection with the Trademarks shall be in good taste and consistent with the standards maintained during the two years prior to this  Agreement, Licensor having approved said standards, and/or at a level comparable to that maintained by

       Licensee's principal competitors in the markets in which they currently compete.


           3.(c)  Licensee shall not use the trademarks BEAUTYREST or BABY

       BEAUTYREST BACK CARE, or any mark including the term BEAUTYREST in connection with crib mattresses unless such mattresses contain pocketed coil innerspring assemblies.

       Notwithstanding the foregoing, if Licensor commences the use of the  trademark BEAUTYREST on mattresses which do not include pocketed coil innerspring assemblies, or if Licensor discontinues supplying pocketed coil innerspring  assemblies to Licensee pursuant  to paragraph

       5, the restrictions in the preceding sentence shall not apply subject to paragraph 5(a).


          3.(d)  The Trademarks may be used by Licensee only in connection with the sale and distribution of the First  Licensed Articles and

                 Second Licensed Articles and for no other purposes.

                 Notwithstanding the preceding sentence, the mark SIMMONS may be used as part of the name(s) of the respective business

                 entities  specified in paragraphs  2(a) and 2(b).


          3.(e)  Licensor shall have the right, during the term of this

                 Agreement, to inspect the portion(s) of the premises of

                 licensee wherein First Licensed Articles and/or Second Licensed

                 Articles are manufactured, work-in-progress, and finished

                 products to be sold under any of the Trademarks, during normal business hours and upon reasonable notice solely for the

                 purpose of assuring that the requirements set forth in

                 paragraphs 3(a), 3(c) and 3(d) are fulfilled.


          3.(f)  Licensee agrees that all wares sold in association with the

                 Trademarks shall comply with all relevant federal, state and municipal laws and regulations.  Licensee further agrees to apply proper trademark notices (e.g. (R) or TM) wherever

                 appropriate.  For this purpose, should Licensor obtain federal registration of any of the Trademarks not registered as of the date of this Agreement, or should any of the existing

                 registrations of the Trademarks be cancelled, Licensor shall promptly advise Licensee so that it may be aware of the proper trademark notices to be utilized.

           3.(g) Licensee shall furnish Licensor with samples of all labels on which any of the Trademarks are utilized.


           3.(h) Nothing in this paragraph shall require Licensee to improve the quality of Licensed Articles beyond the level existing as of the date of this Agreement,

                                   USE OF TRADEMARKS

           4.(a)  Except as specifically granted in this Agreement, Licensee agrees that it does not acquire any right to use the Trademarks or other rights in  and to the Trademarks.  Licensee acknowledges and admits the validity of the Trademark registrations on the attached schedule and the ownership thereof by Licensor.


           4.(b)  Licensee agrees that it will not do any act or fail to do any act that will in any way impair or affect the validity of the registrations of the Trademarks.


           4.(c)(i)  Licensee  shall be entitled to employ any stylized version  of the Trademarks previously or currently stylized by Licensor or Licensee.  The business entity operated by Licensee under the name

       "Simmons Juvenile Products Company, Inc." in New London, Wisconsin shall be  entitled to employ any stylized versions of the trademarks

       BEAUTYREST, CONTOUR-FLEX, DEEPSLEEP, DREAMSLEEP, MAXIPEDIC and REGENCY

       employed by Licensor in the future on Licensee's mattresses  for the juvenile market. Licensee shall not be entitled to employ any other stylized versions of the Trademarks in the absence of Licensor's approval which approval will not be unreasonably withheld.


           4.(c)(ii)  Notwithstanding the preceding subparagraph 4.(c)(i),

       Licensor  shall  be entitled to require Licensee to utilize stylized version(s) of the Trademarks on the labels for any point-of-sale advertising of the Licensee's mattresses  which Licensor uses on the labels for its own mattresses.  Should Licensor employ more than one stylized version of a Trademark on its mattresses, Licensee shall have the option of employing any
       one or all of such stylized versions on the labels and point-of-sale advertising of its Licensed mattresses.  Should Licensor require

       Licensee to use such stylized versions of the Trademarks as provided herein, Licensee shall be entitled to first use its existing inventory of labels and to sell Licensee's mattresses including such labels; provided, however, such use shall not exceed a period longer than six months from the date that Licensor gives written notice requiring Licensee to use such stylized version.  Notwithstanding the foregoing, Licensor shall have the right to purchase Licensee's inventory of labels at Licensee's cost thereof should it wish to expedite Licensee's transition to the stylized versions discussed herein.

                      PURCHASE OF LICENSOR INNERSPRING ASSEMBLIES

            5.(a) Licensor agrees to sell to Licensee pocketed coil innerspring assemblies for incorporation within Licensee's crib mattresses marketed under the trademark BEAUTYREST at net terms less favorable than those then being offered to Licensor's other most favored customers for similar products in similar quantities.  The initial purchase price for said innerspring assemblies shall be the price(s) charged to

        Licensee as of its most recent purchase from Licensor prior to October

        29, 1986. Thereafter, Licensor shall be entitled to raise the price(s)

        charged Licensee for innerspring assemblies not more than once every six months.  Any such price increases shall be in accordance with the

        Producer Price Index (Bedding: Bedsprings, Commodity Code 1214-0103) in

        the most recent monthly publication thereof by the U.S. Department of

        Labor, and shall be calculated from the initial purchase price defined herein or the price as of the date the most recent increase is made effective, whichever is applicable. The terms of this paragraph shall apply for five (5) years unless Licensor discontinues the business of manufacturing pocketed coil innerspring assemblies prior to the end of this period. Should Licensor elect to discontinue supplying Licensee with pocketed coil innerspring constructions in accordance with the terms of this paragraph after the expiration of said five-year period,

        Licensee's obligations under paragraph 3(c) shall no longer apply;

        provided, however, should Licensee's obligations under this paragraph

        5(a) or paragraph 3(c) no longer apply, Licensee shall be required, at the option of Licensor, to purchase non-pocketed coil innerspring assemblies for incorporation within Licensee's crib mattresses marketed under the trademark BEAUTYREST in the event that the Licensee elects to incorporate non-pocketed coil innerspring assemblies of the same type used by Licensor in its own mattresses licensed under the trademark

       BEAUTYREST within Licensee's crib mattresses marketed under the trademark BEAUTYREST.  Licensee shall provide notice to licensor of such election to use such non-pocketed coil innerspring assemblies within its crib mattresses marketed under the Trademark BEAUTYREST.  Licensor shall have fifteen (15) days after its receipt of such notice to notify

       Licensee whether it wishes to exercise said option.  Should Licensor exercise said option, the initial purchase price for such non-pocketed innerspring assemblies shall be a price competitive with other suppliers for innerspring assemblies of comparable quality. Price increases from the initial purchase price shall be determined in the same manner as provided in this subparagraph for pocketed coil innerspring assemblies.

       Should Licensor fail to make such an election within said fifteen (15)

       day period, or choose not to exercise  said option, Licensee  shall be entitled to purchase said innerspring assemblies  from  any supplier thereof or manufacture them itself.  However, should Licensee continue to

       use pocketed coil innerspring  assemblies within Licensee's   crib

       mattresses marketed under the trademark BEAUTYREST, or utilize non-

       pocketed coil, innerspring assemblies originating with a party other than Licensor, such assemblies shall meet the quality control standards described in paragraph 3(a) hereof.


           5. (b) Any price increase for pocketed coil innerspring assemblies set by Licensor shall be effective as of the date indicated by Licensor,

       provided said effective date is at least six months after the effective date of this Agreement or six months after the date of the  previous price increase, whichever is applicable.  Notwithstanding the preceding sentence, any price increase shall not apply to purchase orders received from Licensee prior to the effective date of the price increase to the extent they reasonably require delivery of said pocketed coil innerspring assemblies within ninety (90) days of the effective date of such price increase.  Licensor agrees to provide notice to Licensee of any price increase and that the effective date of such price increase will not be more than ten (10) days prior to the date said notice is received by Licensee.

                                        NOTICES

           6. Any and all notices or other writings which are required to be served, or which may be served under the provisions of this License

       Agreement, shall be in writing and shall be sufficiently served by mail addressed to the parties concerned, as follows:

           To Licensor:        SIMMONS U.S.A. CORPORATION
                               Six Executive Park Drive
                               Atlanta, Georgia 30329
                               Attention: President

           Copy to:            General Counsel
                               Simmons U.S.A. Corporation
                               Six Executive Park Drive
                               Atlanta, Georgia 30329

           To Licensee:        SIMMONS UNIVERSAL CORPORATION
                               1285 Avenue of the Americas
                               New York, New York 10019

           Copy to:            Patent Counsel
                               Wickes Companies, Inc.
                               1285 Avenue of the Americas
                               New York, New York 10019

                                  ASSIGNMENT


           7.(a) This Agreement, or any of the respective licenses pertaining to the three business entities (Simmons Healthcare, Hausted, Inc., and

       Simmons Juvenile Products, Inc.) presently controlled by Licensee, shall be assignable by the Licensee to any entity controlled by or under common control with Simmons Universal Corporation (an "Affiliate") without the approval of the Licensor, provided that the assignee agrees to be bound by the terms and conditions of this Agreement which relate to the business entity making such assignment and  the terms and conditions of a certain Distribution Agreement of even date herewith between the parties hereto.  In addition, Licensee shall upon notice to Licensor,

       be entitled to assign the  Agreement (or portion thereof pertaining to one of  said three business entities), to a  third party (or parties)

       as part of an assignment (or assignments) of substantially  all of the assets of Licensee, or of the assets of any of said respective business entities which distribute and/or sell First Licensed  Articles and/or Second Licensed Articles; provided that if the license is being assigned by a business entity presently controlled by Licensee in connection with the sale  of substantially all of such entity's assets,

       the assets of such entity being  sold must be substantially the same assets as one of three business entities described above as presently operated as of the date hereof. Prior to such assignment to a third party or parties, Licensee shall obtain the written consent of any such assignee(s) thereunder to assume all the obligations of the Licensee under this Agreement with respect to  the assigned license.  Licensor shall, upon notice to Licensee, be entitled to assign the Agreement to any person or entity without restriction.  Licensor shall require any such assignee to acknowledge this Agreement by becoming a party to this Agreement. This Agreement (or portions thereof) shall inure to the benefit of and shall be binding upon the successors and assigns of both parties (and/or the successors and assigns of the three respective business entities described above).


               7.(b) In the event either the business presently operated

       by Licensee under the name of "Simmons Healthcare"  in Charlotte, North

       Carolina, its successors or assigns, or the business presently operated by Licensee under the name of Hausted, Inc. in Medina, Ohio,  its successors or assigns, is conveyed or transferred in such a manner that it is no longer owned or controlled by the same  entity, the rights and obligations of each of said businesses under this Agreement shall be separately assignable thereto in accordance with paragraph 7(a).

                                 ENFORCEMENT OF RIGHTS

               8.(a) (i) Licensor shall have the right to take action at its own expense against infringers, to oppose any trademark applications and to seek cancellation of any trademark registrations which, in its sole opinion, would conflict with its rights in the Trademarks or would otherwise affect its business. (ii)  Each party shall promptly notify the other of any actual or potential infringement of the Trademarks which comes to its attention with respect to First Licensed Articles or Second

       Licensed Articles. (iii) Licensor shall, prior to instituting any judicial or administrative action against any actual or potential infringer(s) of the Trademarks with respect to First Licensed Articles or Second Licensed Articles, notify Licensee of its intention to do so.

       Licensee shall have thirty days from its receipt of such notice to participate in such an action at its own expense.  Licensee shall have the right to join any such action pursuant to paragraph 8(c).  Licensor shall have the exclusive right to control or settle such action with respect to both Licensor and Licensee, in good faith, taking into account, among other things, all damages claimed by Licensor and

       Licensee, provided that Licensor shall not settle any such action without the consent of Licensee which consent will not be unreasonably withheld.

       (iv) Licensee may request permission from Licensor to bring an action at

       Licensee's expense, and in its own name to enforce the Trademarks against any actual or potential infringer(s) which it reasonably believes is likely to cause confusion with its own use of the Trademarks under this

       Agreement and to oppose trademark applications or seek cancellation of trademark registrations of third parties which it reasonably believes would conflict with its rights granted under this Agreement.  Licensor shall not unreasonably withhold or delay permission from Licensee to bring such an action. If deemed reasonably necessary by Licensee, Licensor agrees to cooperate with Licensee in its enforcement of the Trademarks against third party infringers, trademark applicants, or registrants. Licensee agrees to pay Licensor's out-of-

       pocket costs in rendering such cooperation at Licensee's request.

       Licensor at its own expense reserves the right to control any action concerning the Trademarks initiated by Licensee considered reasonably necessary or appropriate by Licensor except an action solely between the parties and/or their Affiliates to this Agreement.  In the event that

       Licensor shall assume control of any such action described in the preceding sentence, it shall only settle the action in the manner contemplated in this paragraph 8(a).  (v) In the absence of an award made specifically by a court to Licensor, Licensee shall be entitled to any recovery from infringers sued by Licensee in connection with First

       Licensed Articles or Second Licensed Articles or persons committing any other acts of unfair competition with respect thereto.


           8.(b) If deemed reasonably necessary by Licensor, Licensee agrees to cooperate with Licensor in its enforcement of the Trademarks against third party infringers, trademark applicants, and trademark registrants.

       Licensor agrees to pay Licensee's out-of-pocket costs in rendering such cooperation at Licensor's request.  In the absence of an award made specifically by a court to Licensee, Licensor shall be entitled to any recovery from such third party infringers sued by Licensor at  its sole expense.


           8.(c) Each party shall have the right, at its own expense, to join in an action brought by the other party to enforce the Trademarks with respect to the First Licensed Articles or the Second Licensed Articles

       and to assert claims for legal or injunctive relief which it considers appropriate.  In such event,
       each party shall bear its own costs and shall be entitled to whatever damages are awarded by a court or paid to it in settlement of the case.

                                       INDEMNITY

           9.(a) Licensee agrees to defend, indemnify and hold Licensor harmless from and against any and all product liability claims of third parties

       (and liabilities, judgments, penalties, losses, costs, damages, and expenses therefrom including reasonable attorney's fees) arising from

       Licensee's manufacture, sale or distribution of First Licensed Articles or Second Licensed Articles.


           9.(b)  Licensor agrees to promptly notify Licensee of any product liability claim asserted against it with respect to Licensee's manufacture, sale or distribution of First Licensed Articles or Second

       Licensed Articles.  Once Licensee has taken reasonable steps to defend against  such claim, and so notified licensor, any further expenses incurred by  Licensor, including attorney's  fees, shall be for  its own account  unless Licensee discontinues taking such reasonable steps.  This paragraph shall not apply to any claim against Licensee based upon a product or component originating with Licensor, and Licensor hereby agrees to indemnify Licensee for such claims under the same terms provided by Licensee to Licensor herein.


           9.(c) Licensee shall, at its sole cost and expense, have Licensor named as an additional insured under its product liability insurance policies that Licensee may have in effect from time to time which would cover the Licensed Articles.  Licensee shall maintain an amount of product liability insurance as is customary in the Licensed Territory for conducting the business of manufacturing and selling for First

       Licensed Articles and Second Licensed Articles covered by this

       Agreement. In the event Licensee discontinues any such insurance it shall give Licensor at least ten (10) days notice before such insurance lapses or in the event that any such insurance lapses for any other reason, Licensee shall promptly notify the Licensee of such event.


           9.(d) Licensee agrees to indemnify Licensor  for all damages arising from (i) Licensee's acts which directly result in Licensor's loss of its ownership or exclusive right to use any of the Trademarks in the Licensed

       Territory, or (ii) Licensee's failure to act in contravention to the terms of this Agreement which directly result in Licensor's loss of its ownership or exclusive right to use any of the Trademarks in the

       Licensed Territory.  Conversely, Licensor agrees to indemnify Licensee for all damages (A) arising from Licensor's failure to keep the registrations of the Trademarks in  force before  the U.S. Patent and

       Trademark Office, (B) Licensor's grant of a license to a third party to distribute or sell First Licensed Articles or Second Licensed

       Articles under or in connection with the Trademarks or in connection with trademarks likely to cause confusion with the Trademarks or in connection with trademarks likely to be associated by consumers with the Trademarks or (C)  Licensor's own distribution or sale of the First Licensed

       Articles or Second Licensed Articles under or in connection with the

       Trademarks, or under or in connection with trademarks likely to cause confusion with the Trademarks under or in connection with trademarks likely to be associated by consumers with the Trademarks, all of which acts described under clauses (A), (B) and (C) above would be in contravention of this Agreement.

                                        EXPORT

           10. Nothing in this Agreement shall prohibit Licensee from exporting

       First Licensed Articles or Second Licensed Articles under the Trademarks to countries wherein Licensor or any of its divisions, affiliates,

       companies under common control therewith, or their successors or assigns own the  rights to use the Trademarks or foreign equivalents thereof.

       Licensee shall, upon Licensor's reasonable request, notify Licensor of any exports of such Licensed  Articles outside the Licensed Territory.

       The use  of the Trademarks in connection with the Second Licensed

       Articles in Canada, whether such Articles are manufactured  in Canada or exported thereto by Licensee or an Affiliate, shall be governed by a separate agreement between Wickes/Simmons Bedding, Ltd. and Little

       Folks, Ltd. dated October 30, 1986, and not by this Agreement.  Nothing in this paragraph shall preclude Licensor from distributing or selling

       Licensed Articles outside the Licensed Territory (excluding Canada) under the Licensed Trademarks on a non-exclusive basis, or from granting non-

       exclusive licenses for others to do so.  Should Licensor distribute or sell such Licensed Articles outside the Licensed Territory, it shall neither export them to the Licensed Territory or distribute or sell them to a third party outside the Licensed Territory which it knows or reasonably believes is likely to export them to the Licensed Territory.

       Licensor further agrees to include, as a condition of any license to distribute or sell Licensed Articles under the Trademarks outside the

       Licensed Territory, such provisions as will ensure that such Licensed

       Articles will not be exported to the Licensed Territory, to the extent legally permissible under the laws of the United States.

                             SUB-LICENSES AND SUBCONTRACTS


            11. Licensee shall be entitled to subcontract the manufacture of

       First Licensed Articles and/or Second Licensed Articles or components thereof, but shall not be entitled to sublicense third parties to use any of the Trademarks in connection with the marketing, distribution or sale of any articles.  Notwithstanding the preceding sentence, Licensee shall be entitled to sublicense its divisions, affiliates or other companies under common control therewith to use the Trademarks in connection with First Licensed Articles or Second Licensed Articles.

                        MAINTENANCE OF TRADEMARK REGISTRATIONS

                12.(a) It shall be Licensor's responsibility to keep in

       force the registrations of the Trademarks.  If Licensor elects  not to keep a registration of one of the Trademarks in force, it shall promptly notify Licensee.  Licensee shall then have the option of notifying

       Licensor that it wishes to have Licensor renew such registration(s) or file appropriate affidavits with respect thereto.  If Licensee exercises such option, it shall reimburse Licensor for its reasonable out-of-pocket expenditures in keeping such registration in force.


           12.(b) Licensee agrees to cooperate with Licensor in providing the necessary  labels, specimens or  other information required  for keeping the registrations of said Trademarks in force.

                            HIDE-A-BED, SIMMONS TRADEMARKS

           13.(a) Licensee, and any successors and assigns of its upholstered furniture business, shall have two (2) years from the date of this

       Agreement in which to continue using the trademark HIDE-A-BED on a non-exclusive basis in connection with upholstered furniture primarily intended for office and institutional use and of at least substantially the same quality as that presently marketed by Licensee's upholstered furniture business, the quality thereof having been approved by Licensor.

       Upon the expiration of said two-year period, Licensee shall no longer have the right to use the trademark HIDE-A-BED in connection with any articles unless such articles originate with Licensor.



           13.(b) Licensee, through its subsidiary Thonet Industries, Inc, and its successors or assigns, shall have two (2) years from the date of this Agreement in which to continue using the trademark SIMMONS on a non-exclusive basis in connection with chairs and associated case goods primarily intended for the nursing home market and of at least substantially the same quality as that presently marketed by said subsidiary, the quality thereof having been approved by Licensor.

       Upon the expiration of said two-year period, Thonet, Inc.'s right to such use shall terminate, however, Licensee shall still have the right to use the trademark SIMMONS to the extent provided in paragraphs 2 and

       14 of this Agreement.


           13.(c)  Licensee, its Affiliates, successors and assigns, shall have eighteen (18) months from the date of this Agreement in which to continue using the trademark known as the "S and House Design"  on the

       First Licensed Articles, Second Licensed Articles, and  the stationery,

       business cards and packaging of the
       foregoing which Licensee is presently using such Trademark (the "S and

       House Design Goods") and the S and House Design Goods shall be of at least  substantially the same  quality as that presently  marketed by

       Licensee, the quality thereof having been approved by Licensor.

                                    BUSINESS NAMES

           14.(a) Licensee's use of the term "Simmons" as part of the name of a business entity, as authorized under paragraphs 2(a)

       and 2(b), shall only be in conjunction with the terms "Simmons

       Healthcare" and "Simmons Juvenile Products."  Nothing herein shall preclude such business entities from referring to themselves simply as "Simmons".


           14.(b) Licensee, its successors and assigns shall have the right for a  period of two (2) years from the  date of this Agreement in which to continue using the  trade name "Simmons Universal Wallcovering Group" in connection  with the business of manufacturing, distributing and selling wallcovering  products,  providing the quality of said wallcovering products  remains  at least substantially the same as that presently maintained by said business, the quality thereof having been approved by

       Licensor. Upon the expiration of said two-year period, Licensee shall no longer have the  right to use  the name "Simmons" as  part of any  trade name identifying its wallcovering business.


           14.(c) Licensee, its successors and assigns shall have the right for a period of two (2) years from the date of this Agreement in which to continue using the trade name "Simmons Universal" in connection with the businesses of manufacturing, distributing and selling, First Licensed

       Articles, Second Licensed Articles, wallcovering products, fabric piece goods, curtains, drapes, and other home furnishing products, providing the quality of said products remain at least substantially the same as that presently maintained by Licensee, the quality thereof having been approved by Licensor.  Upon the expiration of said two-year period,

       Licensee shall no longer use the trade name

       "Simmons  Universal." Thereafter, Licensee's rights to use the name

       "Simmons" shall be limited to the extent provided by paragraphs 2 and 14 of this Agreement.

                                      TERMINATION

           15.(a) Licensor may terminate this Agreement by written notice to

       Licensee if Licensee fails to correct within forty-five (45) days after its receipt of written  notice of a Material Default stating (i) the nature of the Material Default, (ii) facts which Licensor reasonably believes why the Default should be considered a Material Default, and

       (iii) that the Agreement will terminate in forty-five (45) days if such

       Material Default remains uncured for forty-five (45) days after the notice has been delivered pursuant to Section 6. A Material Default for purposes of the foregoing shall mean (i) any action by the Licensee and/or its Affiliates which materially affected Licensor's ownership of or exclusive right to use any of the Trademarks in the Licensed

       Territory, or (ii) any inaction by the Licensee and/or its Affiliates in contravention to the terms of this Agreement which materially affected Licensor's ownership of an exclusive right to use any of the

       Trademarks in the Licensed Territory. Any non-material default shall be cured by Licensee as promptly as reasonably possible after notice,

       provided, however, Licensee's deliberate failure to make a good faith reasonable effort to cure a non-material default, despite notice from

       Licensor demanding such cure, shall be considered a Material Default.


           15.(b) Should a default under this Agreement be due to the action or inaction of only one of the businesses presently operating under the respective names of Simmons Healthcare, Hausted, Inc., and Simmons

       Juvenile Products, Inc., the Agreement shall only be terminable with respect to the business entity in such default.

                 15.(c) Should a default under this Agreement be with respect to only one of the Trademarks licensed hereunder, the Agreement

      (or part thereof relating to the business entity in default) shall only be terminable with respect to said one Trademark.  If said default concerns the mark or name "SIMMONS", the entire Agreement (or part thereof relating to the business party in default) shall be terminable.

       Should the Agreement be terminated for any reason with respect to one of the business entities which operates under a trade name including the term SIMMONS, said business entity shall have six months to discontinue its use of the term SIMMONS within its trade name and shall, if necessary, take prompt steps to correspondingly amend its corporate name.


           15.(d)  In the event of termination pursuant to this paragraph,

       Licensee or the business entity in default shall be entitled to fulfill any existing contracts for the goods affected, to complete work-in-

       process, and shall have six (6) months from the date of termination in which to sell off any existing inventory of such goods, provided that the goods, if sold under the Trademarks, meet the quality control standards contained herein.


       15.(e)  In the event Licensee files a petition under Chapter 7 of the bankruptcy laws (as currently stated) to commence a liquidation of itself or of any of the three business entities identified in paragraph

       15(b), this Agreement (or portion thereof relating to the business entity to be liquidated) shall automatically terminate.  If a third party commences a Chapter 7 proceeding under the Bankruptcy Laws and the proceeding is not converted into a Chapter 11 proceeding or dismissed within ninety (90) days, this Agreement shall terminate.  Should Licensee or any of said three business entities otherwise file a petition in bankruptcy, become adjudged a bankrupt, make an assignment for the benefit of creditors, or be placed in the hands of a receiver,

       trustee or administrator, the debtor(s) in possession shall be required to abide by the terms of this Agreement should it elect to assume the

       Agreement, or any portion thereof relating to the business entity affected.

           IN WITNESS WHEREOF, the parties hereto have signed this Agreement, all as and of the day and year first above written.

       Witness:                     SIMMONS U.S.A CORPORATION


       /s/                          By: /s/
       _______________________        ________________________



       Witness:                     SIMMONS UNIVERSAL CORPORATION


      /s/                           By: /s/
      _______________________          ________________________


       Witness:                     SIMMONS JUVENILE PRODUCTS, INC.


     /s/                            By: /s/
     ________________________          ________________________


       Witness:                     HAUSTED, INC.


     /s/                            By: /s/
     ________________________          _________________________


       ACKNOWLEDGED AND AGREED FOR PARAGRAPH 10 OF THIS AGREEMENT:

       Sleeper Associates Limited Partnership

       By: Sleep, Inc., its general partner

                  /s/
       By:__________________________________

                                SCHEDULE
                                --------
                                 Group A
                                 -------


        Trademark                         Registration No.
        ---------                         ---------------
       CONTOUR-FLEX                       1,359,240
       SIM-CARE                             794,501
       SIM-CLAD                             804,674
       SIM-GARD                           1,172,312
       SIM-MATIC                            657,780
       SIMCREST                             966,623
                                            787,168
                                            681,470
       SIMFLEX                              740,633
                                            839,577
                                            951,439
       SIMLOK                             1,027,842
       SIMMONS                              532,319
                                            548,280

                                     Group B
                                     -------

       Trademark                        Registration No.
       ---------                        ----------------

       BABY BEAUTY                          420,150
       BABY BEAUTYREST BACK CARE          1,324,572
       BEAUTYREST                           207,821
                                            602,721
       CONTOUR-FLEX                       1,359,240
       DEEPSLEEP                            518,793
       DREAMSLEEP                           521,973
       MAXIPEDIC                            970,738
       REGENCY                              522,272
       SIMMONS                              532,319
                                            548,280
       SIMFLEX                              839,577